Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-139512) pertaining to the 2007 Stock Option Plan of Elbit Systems Ltd. of our reports dated March 20, 2018, with respect to the consolidated financial statements and schedule of Elbit Systems Ltd. and the effectiveness of internal control over financial reporting of Elbit Systems Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2017.

By:	/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer A member of Ernst & Young Global

Tel-Aviv, Israel, March 20, 2018